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                                                                   EXHIBIT 10.23

                                             December 31, 2000

Steven J. Hamerslag
P.O. Box 730
17501 Via de Fortuna
Rancho Santa Fe, California 92067

Dear Steve:

     This will confirm the agreements that have been reached between you and j2 Global Communications, Inc. ("j2"), relating to the termination of your employment with j2.

     1. Your employment with j2 will be terminated effective as of December 31, 2000.

     2. You and j2 agree that, in exchange for your transfer to j2 of your 120 shares of j2's Series B convertible preferred stock (which shares you hereby transfer and assign to j2 for cancellation), the $7,124,880 Promissory Note, dated January 26. 2000, made by you in favor of j2 (including all principal thereof and accrued interest thereon) is hereby cancelled.

     3. You agree that that, in accordance with j2 's Amended and Restated 1997 Stock Option Plan, all stock options previously granted to you by j2 have not yet vested and will therefore expire on the date hereof.

     4. You agree that the agreements on the part of j2 as set forth above shall be in full satisfaction of all deferred compensation, incentive compensation, bonus, equity participation, vacation, or other compensation or rights of any kind whatsoever previously offered or promised to you and that, by executing this letter below, you hereby release and discharge j2 and all of its affiliates, shareholders, officers, employees, principals, predecessors, successors, and assigns, from any and all claims, demands, damages, liabilities, promises, obligations, losses, costs, expenses, defenses, actions, proceedings, causes of action, and/or suits of whatever nature, whether contractual, extra-contractual, statutory, in common law, or otherwise, whether suspected or unsuspected, whether known or unknown, which you may have, or may hereafter have (collectively, "Claims"), based upon any cause, matter or thing arising from the beginning of time through the date of this letter, including without limitation any and all Claims arising out of or in any way connected to your employment by j2 or the termination thereof (including without limitation under the Employment Agreement, dated as of January 26, 2001 (the "Employment Agreement")). It is your intention in executing this letter, and receiving the consideration called for hereby, that this letter shall be effective as a full settlement and general release of the matters described above. In furtherance of this intention, you acknowledge that you are familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
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          WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO
          EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE
          RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATER-
          IALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Accordingly, you hereby waive and relinquish any right or benefit which you have
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or may have against j2 under Section 1542 of the Civil Code of the State of
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California, or under any similar statutory or common laws of any other
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jurisdiction to the full extent that you may lawfully waive such rights and benefits pertaining to the releases set forth above, your employment by j2 or the termination thereof. In connection with such waiver and relinquishment, you acknowledge that you are aware that you or your attorneys may hereafter discover claims or facts in addition to or different from those now known or believed to exist with respect to the releases set forth above, your employment by j2 or the termination thereof, but that it is your intention hereby to fully and finally and forever settle and release all of the released matters, disputes, and differences, known or unknown, suspected or unsuspected, which do now exist or heretofore have existed or hereinafter may arise between or among the parties and relating to your employment by j2 or the termination thereof.

     5. j2, on behalf of itself and all of its affiliates, shareholders, officers, employees, principals, predecessors, successors and assigns ("j2 Releasors"), agrees that by executing this letter below, the j2 Releasors hereby release and discharge you and your estate, heirs, successors and assigns from any and all Claims based upon acts or omissions known (or with reasonable diligence should have been known) to j2 or any of the j2 Releasors as of the date hereof and arising out of or in any way connected to your employment or the termination thereof.

     6. You understand that, notwithstanding the termination of your employment, you continue to be bound by the confidentiality provisions of
Section 7 of the Employment Agreement, as well as by the terms of the Non-Competition Agreement, dated as of January 20, 2000, between you and j2.

     7. You understand that, notwithstanding the termination of your employment, you continue to be bound by the intellectual property ownership provisions of j2's policy and procedures handbook, and that all of your interests in any inventions, discoveries, improvements, developments, tools, machines, apparatus, appliances, designs, promotional ideas, practices, processes, formulae, methods, techniques, trade secrets, products and research related to the products or the business of j2 ("New Developments") made, discovered, developed, or secured by you during your performance of services for j2 shall be the property of j2. The foregoing covenant will apply whether any of such New Developments were made, discovered, developed or secured (i) solely or jointly with others, (ii) during the usual hours of work or otherwise, (iii) at the request or upon the suggestion of j2 or otherwise, or (iv) with j2's materials, tools or instruments or on j2's premises or otherwise. At the request and expense of j2, from time to time during the one-year period immediately following the date hereof, you agree to make such applications in due form for letters patent, copyrights or trademarks, domestic and foreign, as j2 may reasonably request with respect to any New Developments and will assign to j2 or persons

                                       2
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or entities designated by j2 all of your right, title and interest in and to such letters patent, copyrights and trademarks and the applications therefore. During the one-year period immediately following the date hereof, you will execute any and all instruments and documents and take such further reasonable acts, at the expense of j2, which j2 may deem necessary or desirable in connection with such applications for letters patent, copyrights or trademarks or in order to establish, evidence or perfect in j2 or persons designated by j2 the entire right, title and interest in and to such letters patent, copyrights or trademarks and all other New Developments. You further agree that j2 shall be the sole and exclusive owner, throughout the universe in perpetuity, of all the results and proceeds of any services performed by you during the course of your performance of services for j2 , all of which shall be deemed work made for hire for j2 within the meaning of the copyright laws of the United States.

     8. You agree that j2 will be irreparably damaged in the event that the agreements set forth herein are not specifically enforced. In the event of a breach or threatened breach of any of the terms set forth herein by either party hereto, the other party shall, in addition to all other remedies available at law, be entitled (without bond or other security) to a temporary and/or permanent injunction, without showing any actual damages or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.


                                         Very truly yours,

                                         /s/ Richard S. Ressler
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                                         Richard S. Ressler
                                         Chairman


ACCEPTED AND AGREED:


 /s/ Steven J. Hamerslag
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    STEVEN J. HAMERSLAG


Dated:  December 31, 2000

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